Exhibit 10.37

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) effective as of January 1, 2008, is entered into by and between AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (“Air Products”), and KMG CHEMICALS, INC., a Delaware corporation (“KMG”).

BACKGROUND

A.                                      Air Products and KMG are parties to an Asset Purchase Agreement dated as of October 19, 2007 (the “Purchase Agreement”), pursuant to which KMG is acquiring the Transferred Assets, as are more fully described therein.  Parent has assigned all of its rights under the Purchase Agreement to its wholly-owned subsidiary, KMG Electronic Chemicals, Inc.

B.                                        KMG wishes Air Products to supply certain administrative and other services to KMG (or its affiliates) pursuant to the terms of this Agreement during the periods referred to herein to facilitate an orderly transition of the Transferred Assets to KMG.

C.                                        Air Products is willing to provide those services requested by KMG (or its affiliates) through employees of Air Products or its affiliates, all in accordance with the terms and provisions set forth in this Agreement.

D.                                       Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

NOW, THEREFORE, Air Products and KMG, in consideration of the mutual covenants set forth below and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

TERMS

1.                                          Furnishing and Cancellation of Services. In exchange for good and valuable consideration, including the consideration payable by KMG to Air Products set forth in Schedule A hereto, Air Products will furnish to KMG (or KMG’s affiliates) from Air Products’ staff (as appropriate), or cause certain of its affiliates to furnish to KMG (or KMG’s affiliates) from the staffs of Air Products’ affiliates (as appropriate), such services specifically identified in and in accordance with Schedule A (the “Services”), as and when KMG (or KMG’s affiliates) shall from time to time reasonably request and are from time to time available to Air Products from its staff, or the staffs of its affiliates.  In addition, the parties hereto agree that they will further define and delineate the scope of such Services in more detail than what was originally set forth in Schedule A, as appropriate.  KMG agrees to purchase the Services in accordance with the terms of this Agreement.  KMG may cancel any of the Services at any time on thirty (30) days prior written notice.

2.                                          Personnel Providing Services.  The selection of the personnel who will furnish the Services shall be made by Air Products in its sole discretion.  All personnel providing Services and the supervisors of such personnel will be granted access to KMG’s sites as reasonably necessary or appropriate for them to fulfill their obligations hereunder; provided however, that no person shall be required to remain at a site if conditions at such site present a hazard to such person’s health or safety.  In no event shall Air Products or its affiliates be required to hire additional individuals or to retain any specific individual in its employ to provide Services hereunder.  The Services shall be performed to the same standard of care as if they were being performed for Air Products and by individuals possessing the same qualifications as Air Products would require if such Services were being performed for Air Products prior to the Closing.

3.                                     Fees for Services. The fees or basis for the fees for the Services are set forth in Schedule A. Air Products shall invoice KMG monthly for all Services as to which a fee applies, and KMG shall pay each such invoice within fifteen (15) days of the date of such invoice.  Any invoice that is not so paid will accrue interest from the sixteenth (16th) day after the invoice date until the date of payment at a rate equal to one and three fourths percent (1 ¾%) over the published prime lending rate from time to time in effect at The Chase Manhattan Bank in New York, New York, U.S.A.

4.                                     Additional Services. If KMG or KMG’s affiliates reasonably determine that additional transition services of the type previously provided by Air Products to the Business are necessary to complete the transition, Air Products agrees to provide such services to KMG (or KMG’s affiliates).  If any additional services will be added to this Agreement (“Additional Services”), representatives of Air Products and KMG (or KMG’s affiliates) will meet in good faith to discuss, negotiate and agree upon the terms and conditions (including cost) upon which such Additional Services will be provided.  Any such Additional Services mutually agreed to and the fees thereof shall be effective as of the date of execution of an amendment to this Agreement by duly authorized representatives of the parties hereto.

5.                                     Term and Termination of Agreement.  This Agreement shall commence on and as of the date hereof and shall terminate on the close of business on the date which is twelve (12) months after the Closing Date or such other date (with respect to any particular Service) in accordance with the requirements of Schedule A, unless sooner terminated in accordance with any other express provision of this Agreement or by written agreement of the parties.

6.                                     Force Majeure.

                                              (a)                               Air Products will be excused from performing hereunder and will not be liable in damages or otherwise when and to the extent its performance is delayed or prevented by any circumstance beyond its reasonable control and not due to its negligence (a “Force Majeure”), including, without limitation, the following:  fires; floods; earthquakes; storms; unusual weather conditions; explosions; accidents; breakdowns of machinery or equipment; inability to obtain equipment, fuel or other materials; lack of transportation or distribution facilities; labor shortages, slowdowns, strikes, lockouts or other disputes; riots or other civil disturbances; or voluntary or involuntary compliance with any law, order, regulation, official recommendation or request of any governmental authority.

                                              (b)                              If the performance of any obligation hereunder is sought to be excused by reason of a Force Majeure, Air Products shall promptly notify KMG in writing of the Force Majeure, the anticipated extent of the delayed or prevented performance and the steps it will take to remedy the situation.  Air Products shall use commercially reasonable efforts to cure or remedy such cause of non-performance in a timely manner; provided however, that it shall not be required to make any concession or grant any demand or request to settle any strike or other labor dispute.  In no event will Air Products be obligated to procure individuals from other sources to enable it to perform its obligations hereunder.

7.                                     Limitation of Liability; Indemnity.

                                              (a)                               Determination of the suitability of any Services furnished hereunder for the use contemplated by KMG is the sole responsibility of KMG, and Air Products will have no responsibility in connection therewith.  KMG assumes all risk and liability for loss, damage or injury to persons or property arising out of such Services however used, and Air Products shall in no event be liable to KMG or those claiming by, through or under KMG (including employees, agents, customers, subtenants, contractors and other invitees) for any damage, including, without limitation, personal or property damage, suffered by any of them, directly or indirectly, as a result of any Services provided hereunder, regardless of whether due or alleged to be due to the negligence of Air Products, except for damages to the extent such damage is occasioned by Air Products’ gross negligence or willful misconduct.  Notwithstanding the foregoing, Air Products shall indemnify KMG for any and all losses arising from or related to any damage caused by Air Products’ gross negligence or willful misconduct.

                                              (b)                              AIR PRODUCTS SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO KMG FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION LOSSES OR THIRD-PARTY CLAIMS, WHETHER CAUSED BY BREACH OF THIS AGREEMENT, NEGLIGENCE OR OTHERWISE.

                                              (c)                               KMG shall indemnify Air Products and its affiliates and their respective officers, directors, employees and agents (each an “Air Products Indemnitee”) against all costs, judgments, claims, liabilities, damages, losses, penalties and expenses (collectively “Damages”) suffered by any of them that pertain to the performance of the Services (whether or not allegedly arising out of negligence, tort, strict liability or otherwise), regardless of whether such Damages are caused in whole or in part by the negligence of the Air Products Indemnitee, or in connection with the defense of any action based on such activities, including reasonable attorneys’ fees and expenses of investigation (which fees and expenses shall be paid as incurred); provided however, that such indemnity shall not apply for the benefit of an Air Products Indemnitee if it is ultimately found through settlement or by final, non-appealable order that such Air Products Indemnitee’s actions constituted gross negligence or willful misconduct.  This indemnification shall apply notwithstanding any limitations arising out of workers’ compensation or other like statutes.

                                              (d)                              The provisions of this Section 7 shall survive expiration, termination or cancellation of this Agreement and shall be enforceable to the fullest extent permitted by law or in equity.

8.                                  Dispute Resolution.

(a)                               As to any controversy, claim or dispute between the parties arising out of or in connection with the interpretation or performance of this Agreement, the parties shall first negotiate in good faith to resolve such dispute.  If the parties are unable to resolve the dispute to their mutual satisfaction within thirty (30) days after one party gives written notice to such effect to the other, then either party may submit the dispute to arbitration for final settlement, which arbitration shall be conducted in accordance with the following procedures:

                                                                                           (i)                                     The arbitration shall be held in accordance with the then-current CPR Rules for Non-Administered Arbitration, by a single arbitrator to be selected by the CPR International Institute for Conflict Prevention & Resolution (“CPR”) from the CPR Panel of Neutrals.  The arbitrator shall be qualified by education, experience and training to decide the issues to be arbitrated.  The arbitration shall be held in Houston, Texas, U.S.A., and shall be conducted in the English language.  The decision of the arbitrator shall be final, binding and conclusive upon the parties.

                                                                                           (ii)                                  The arbitrator, in its sole discretion, may order the taking of such evidence as it determines is necessary to resolve the dispute.

                                                                                           (iii)                               Any arbitration award rendered in accordance with this Section 8 shall be enforceable by a party in any court having jurisdiction over the party against whom the award has been rendered or at the place where assets of the party against whom the awarded has been rendered are located.

                                                                                           (iv)                              Unless the decision of the arbitrator shall otherwise direct, the parties shall bear equally the costs and expenses of the arbitration and each party shall bear its own costs and expenses of its own counsel, advisors and experts.

                                                                                           (v)                                 Either party may apply the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator (or pending the arbitrator’s determination of the merits of the controversy), including without limitation any injunctive or other equitable relief.

                                              (b)                              The parties shall continue to perform their obligations under this Agreement during the arbitration proceedings, and no undisputed payment due hereunder shall be withheld on account of such proceedings if the propriety of payment itself is the subject of the arbitration.

9.                                  Remedies for Default.

If a party:

(i)                                  defaults in the payment of any indebtedness hereunder to the other party and fails to remedy such breach within ten (10) days of written notice of such default from the non-defaulting party; or

(ii)                               commits a breach of any other provision of this Agreement in any material respect and fails to remedy such breach within ten (10) days of written notice of such breach from the non-defaulting party (or such longer period if a cure not capable of being completed within such ten  (10) day period has been commenced and is being diligently pursued); or

(iii)                            voluntarily files, or involuntarily has filed against it (which filing is undismissed within sixty (60) days of such involuntary filing), any bankruptcy, receivership, insolvency or reorganization proceeding;

then in any such event the other party will have the right, in addition to any other rights and remedies it may have hereunder, to suspend deliveries or receipts hereunder or to terminate this Agreement if such delay or default substantially impairs the value of the entire Agreement to the non-defaulting party.

10.                               Miscellaneous.

(a)                                The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided however, that Air Products may assign, in whole or in part, any of its rights and/or obligations hereunder to any affiliate of Air Products without KMG’s consent and KMG may assign, in whole or in part, any of its rights and/or obligations hereunder to any affiliate of KMG without Air Products’ consent. No assignment will release the assigning party from any of its obligations hereunder unless the other party expressly agrees to such release in writing.

(b)                               This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

(c)                                This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. No supplement, modification or amendment of the Agreement shall be binding unless in writing and executed by KMG and Air Products.

(d)                               This Agreement may be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

(e)                                The headings of the Sections of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any Section hereof.

(f)                                  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

(g)                               All notices, demands, requests and other communications required or permitted to be given hereunder shall be deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid or sent by overnight courier and, pending the designation of another address, addressed as follows:

If to KMG:

KMG Chemicals, Inc.

10611 Harwin Drive, Suite 402

Houston, Texas 77036

Attention: Roger C. Jackson

Facsimile: (713) 600-3150

with a copy to:

Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77002

Attention:  George G. Young III and William B. Nelson

Facsimile: (713) 236-5557

If to Air Products:

                                                                                                Air Products and Chemicals, Inc.

                                                                                                7201 Hamilton Boulevard

                                                                                                Allentown, Pennsylvania 18195-1501

                                                                                                Attention:  Corporate Secretary and General Counsel

                                                                                                Facsimile: (610) 481-5765

with a copy to:

Corporate Secretary

                                                                                                (h)                                 The failure by any party to exercise any of its rights hereunder or to enforce any of the terms and conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party’s rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

KMG CHEMICALS, INC.

By:
Name:
Title:

AIR PRODUCTS AND CHEMICALS, INC.

By:
Name:
Title:

Signature Page to Transition Services Agreement (from Air Products to KMG)

Schedule to Transition Services Agreement